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                                                       EXHIBIT 1 TO SCHEDULE 13D



                     RULE 13D-1(K)(1) JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that for purposes of reports on
Schedule 13D or Schedule 13G relating to the undersigneds' holdings of shares of the Common Stock, without par value, of King Pharmaceuticals, Inc., such filings shall be effected by a single joint statement.

         IN WITNESS WHEREOF, this Joint Filing Agreement has been executed this 7th day of November, 2000, by the undersigned.



                               /s/ Dennis M. Jones
                             --------------------------------
                             Dennis M. Jones
                              Individually and as Trustee of the Dennis M. Jones Amended and Restated Revocable Trust dated
                              March 16, 1993


                               /s/ Judith A. Jones
                             --------------------------------
                             Judith A. Jones
                              Individually and as Trustee of the Judith A. Jones Amended and Restated Revocable Trust dated June
                              8, 1993